Exhibit 4.1

GENWORTH HOLDINGS, INC.,

as Issuer

GENWORTH FINANCIAL, INC.,

as Guarantor

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SUPPLEMENTAL INDENTURE NO. 10

Dated as of August 8, 2013

THIS SUPPLEMENTAL INDENTURE No. 10 (this “Supplemental Indenture No. 10”), dated as of August 8, 2013, is among GENWORTH HOLDINGS, INC., a Delaware corporation (the “Company”), GENWORTH FINANCIAL, INC., a Delaware corporation (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to JPMorgan Chase Bank, N.A.), a national banking association, as Trustee (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of June 15, 2004 (the “Base Indenture”) and Supplemental Indenture No. 1 dated as of June 15, 2004 (the “First Supplemental Indenture”), Supplemental Indenture No. 2 dated as of September 19, 2005 (the “Second Supplemental Indenture”), Supplemental Indenture No. 3 dated as of June 12, 2007 (the “Third Supplemental Indenture”), Supplemental Indenture No. 4 dated as of May 22, 2008 (the “Fourth Supplemental Indenture”), Supplemental Indenture No. 5 dated as of December 8, 2009 (the “Fifth Supplemental Indenture”), Supplemental Indenture No. 6 dated as of June 24, 2010 (the “Sixth Supplemental Indenture”), Supplemental Indenture No. 7 dated as of November 22, 2010 (the “Seventh Supplemental Indenture”), Supplemental Indenture No. 8 dated as of March 25, 2011 (the “Eighth Supplemental Indenture”), each between the Company and the Trustee, and Supplemental Indenture No. 9 dated as of April 1, 2013 (the “Ninth Supplemental Indenture”), between the Company, the Guarantor and the Trustee (the Base Indenture, together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and this Supplemental Indenture No. 10, the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities;

WHEREAS, Section 10.01(d) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.01 or Section 2.02 of the Base Indenture;

WHEREAS, the Company and the Guarantor wish to provide for the full and unconditional guarantee of the Company’s payment obligations under the Notes (as defined below) and the Indenture in respect of the Notes on the terms and conditions set forth herein;

WHEREAS, pursuant to Section 2.02 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 4.900% Senior Notes due 2023 (the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture No. 10; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 10 and all requirements necessary to make this Supplemental Indenture No. 10 a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture No. 10 has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Relation to Base Indenture. This Supplemental Indenture No. 10 constitutes an integral part of the Base Indenture.

Section 1.02. Definition of Terms. For all purposes of this Supplemental Indenture No. 10:

(a) Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b) a term defined anywhere in this Supplemental Indenture No. 10 has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) the following terms have the meanings given to them in this Section 1.02(e):

“Business Day” shall mean, unless otherwise specified, any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Comparable Treasury Issue” shall mean the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” shall mean, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations or, if only one such Quotation is obtained, such Quotation.

“Global Note” shall have the meaning set forth in Section 2.04.

“Independent Investment Banker” shall mean an independent investment banking institution of national standing appointed by the Company, which may be one of the Reference Treasury Dealers.

“Interest Payment Date” shall have the meaning set forth in Section 2.05(b).

“Maturity Date” shall have the meaning set forth in Section 2.02.

“Record Date” shall mean, with respect to any Interest Payment Date for the Notes, the first day, whether or not a Business Day, of the calendar month in which such Interest Payment Date falls.

“Redemption Date” shall mean, with respect to any redemption of Notes, the date fixed for such redemption pursuant to the Indenture and such Notes.

“Reference Treasury Dealer” shall mean (i) each of Barclays Capital Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” shall mean, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Treasury Rate” shall mean, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (ii) if the period from the Redemption Date to the Maturity Date of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used, or (iii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Company on the third Business Day preceding such Redemption Date. The Trustee shall not be responsible for any such calculation or for the calculation of the related Optional Redemption Price (as defined in Section 3.01).

The terms “Company,” “Guarantor,” “Trustee,” “Indenture,” “Base Indenture,” and “Notes” shall have the respective meanings set forth in the recitals to this Supplemental Indenture No. 10 and the paragraph preceding such recitals.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation and Principal Amount. The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 2.03 of the Base Indenture. There is hereby authorized a series of Securities designated as the 4.900% Senior Notes due 2023 limited in aggregate principal amount to U.S. $400,000,000 (except for Notes authenticated and delivered in accordance with the last paragraph of Section 2.02 of the Base Indenture or upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.06, 2.07, 2.08, 3.03 or 10.04 of the Base Indenture).

Section 2.02. Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is August 15, 2023 (the “Maturity Date”).

Section 2.03. Form, Payment and Appointment. Except as provided in Section 2.04, the Notes shall be issued in fully registered, certificated form. Principal of and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Principal Office of the Trustee in the Borough of Manhattan, the City of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on a Redemption Date or the Maturity Date).

No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Security registrar and paying agent for the Notes shall initially be the Trustee.

The Notes shall be issuable in denominations of U.S. $2,000 and integral multiples of U.S. $1,000 in excess of $2,000.

The Specified Currency of the Notes shall be U.S. Dollars.

Section 2.04. Global Note. The Notes shall be issued initially in the form of a permanent Global Security in registered form (a “Global Note”), deposited with The Depository Trust Company or such other Depositary as any officer of the Company may from time to time designate. Unless and until such Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

Section 2.05. Interest. (a) Interest payable on any Interest Payment Date, the Maturity Date or, if applicable, the Redemption Date, with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of August 8, 2013, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, Maturity Date or, if applicable, Redemption Date, as the case may be (each, an “Interest Period”).

(b) The Notes will bear interest at the rate of 4.900% per year from the original issue date thereof to the Maturity Date. Interest on the Notes shall be payable semi-annually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing February 15, 2014, to the Persons in whose names the relevant Notes are registered at the close of business on the Record Date for such Interest Payment Date, except as provided in Section 2.05(d).

(c) The amount of interest payable for any full semi-annual Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date).

(d) In the event that the Maturity Date or a Redemption Date for any Note falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding day that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date or a Redemption Date, as the case may be). Interest due on the Maturity Date or a Redemption Date (in each case, whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.

Section 2.06. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01. Optional Redemption by Company. Except as otherwise may be specified in this Supplemental Indenture No. 10, the Company shall have the right to redeem the Notes, in whole or in part, at any time or from time to time, at a redemption price (the “Optional Redemption Price”) equal to the greater of:

(i) 100% of the principal amount plus accrued and unpaid interest to, but excluding, the Redemption Date; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

The Company will mail notice of such redemption to the registered holders of the Notes to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date. If Notes are only partially redeemed pursuant to this Section 3.01, the Notes to be redeemed will be selected by the Trustee in such manner as in its sole discretion it shall deem appropriate and fair; provided, that if at the time of redemption the Notes to be redeemed are registered as a Global Note, the Depositary shall determine, in accordance with its procedures, the principal amount of the Notes to be redeemed held by each of its participants that holds a position in such Notes. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the Redemption Date or at such later time as is then permitted by the rules of the Depositary for the Notes (if then registered as a Global Note); provided, that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid. The Trustee shall not be responsible for calculating the Optional Redemption Price.

Section 3.02. No Other Redemption. Except as set forth in Section 3.01, the Notes shall not be redeemable by the Company prior to the Maturity Date. The provisions of this Article 3 shall supersede any conflicting provisions contained in Article 3 of the Base Indenture.

ARTICLE 4

FORM OF NOTES

Section 4.01. Form of Notes.

The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5

ORIGINAL ISSUE OF NOTES

Section 5.01. Original Issue of Notes. Notes having an aggregate principal amount of U.S. $400,000,000 (subject to the last paragraph of Section 2.02 of the Base Indenture) may from time to time, upon execution of this Supplemental Indenture No. 10, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 2.03 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

ARTICLE 6

GUARANTEE

Section 6.01. Security Guarantee. Subject to the provisions of this Article 6, the Guarantor hereby irrevocably and unconditionally guarantees to the Trustee and the holders of the Notes on an unsecured, unsubordinated basis, the full and punctual payment (whether at stated maturity, upon redemption, purchase pursuant to an offer to purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture in respect of the Notes (including, for the avoidance of doubt, the Company’s compensation, indemnification and reimbursement obligations to the Trustee provided in Section 7.06 of the Base Indenture) (the “Guarantee”). Upon failure by the Company to pay punctually any such amount, the Guarantor shall forthwith pay the amount not so paid at the place and in the manner specified in the Indenture.

Section 6.02. Guarantee Unconditional, Etc. The Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the obligations of the Guarantor hereunder and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Notes or the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or the Notes, by operation of law or otherwise;

(b) any modification or amendment of or supplement to the Indenture or the Notes;

(c) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or the Notes;

(d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or the Notes, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture; or

(f) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder.

Section 6.03. Discharge; Reinstatement. The Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on the Notes or any other amount payable by the Company under the Indenture in respect of the Notes is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 6.04. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article 6, the Guarantor will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Person who guarantees the Notes, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 6.05. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Notes or the Indenture is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantor hereunder forthwith on demand by the Trustee or the holders of the Notes.

Section 6.06. Execution and Delivery of a Guarantee. The execution by the Guarantor of this Supplemental Indenture No. 10 evidences the Guarantee of the Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Supplemental Indenture No. 10 on behalf of the Guarantor.

Section 6.07. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the holders of the Notes in exercising any right, power or privilege under this Article 6 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the holders of the Notes herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 6 at law, in equity, by statute or otherwise.

Section 6.08. Provisions Binding on the Guarantor’s Successors. All the covenants, stipulations, promises and agreements of the Guarantor contained in this Article 6 shall bind its successors and assigns whether so expressed or not.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.01. Supplemental Indentures with Consent of holders of Notes. As set forth in Section 10.02 of the Base Indenture, with the consent of the holders of a majority in the aggregate principal amount of Securities of each series affected by such supplemental indenture at the time outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Supplemental Indenture No. 10 or of modifying in any manner the rights of the holders of the Securities.

ARTICLE 8

MISCELLANEOUS

Section 8.01. Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture No. 10, is in all respects ratified and confirmed, and this Supplemental Indenture No. 10 shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 8.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and the Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 10.

Section 8.03. New York Law To Govern. THIS SUPPLEMENTAL INDENTURE NO. 10 AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Section 8.04. Separability. In case any one or more of the provisions contained in this Supplemental Indenture No. 10 or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 10 or of the Notes, but this Supplemental Indenture No. 10 and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 8.05. Counterparts. This Supplemental Indenture No. 10 may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 8.06. Benefits Acknowledged. The Guarantor’s Guarantee is subject to the terms and conditions set forth herein. The Guarantor acknowledges that it will receive direct and indirect benefits from this Supplemental Indenture No. 10 and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 10 to be duly executed, as of the day and year first written above.

GENWORTH HOLDINGS, INC., as Issuer

By:	/s/ Martin P. Klein
	Name:	Martin P. Klein
	Title:	Executive Vice President and Chief Financial Officer

GENWORTH FINANCIAL, INC., as Guarantor

By:	/s/ Martin P. Klein
	Name:	Martin P. Klein
	Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

[Signature page to Supplemental Indenture No. 10]

EXHIBIT A

[IF THIS NOTE IS TO BE A GLOBAL SECURITY, INSERT:]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

GENWORTH HOLDINGS, INC.

4.900% Note due 2023

ISIN: US372491AA8 0	CUSIP: 372491 AA8

No.	$ [ ]

GENWORTH HOLDINGS, INC., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered

assigns, [the principal sum of $        ]1 on August 15, 2023 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from August 8, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing February 15, 2014 at the rate of 4.900% per annum, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment. The amount of interest payable for any period shorter than a full semi-annual Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name the relevant Notes, or any predecessor Notes, are registered at the close of business on the Record Date for such Interest Payment Date; provided that the interest due on the Maturity Date or a Redemption Date (in each case, whether or not an Interest Payment Date) of a Note of this series will be paid to the Person to whom principal of such Note is payable.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, which shall initially be the Principal Office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security register or by wire transfer to an account appropriately designated by the Person entitled to payment provided, that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on a Redemption Date or on the Maturity Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[1]	USE THE FOLLOWING LANGUAGE INSTEAD FOR GLOBAL NOTES: [the principal sum as set forth in the Schedule of Increases or Decreases In Note attached hereto]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

GENWORTH HOLDINGS, INC.

By:
Name:
Title:

GENWORTH HOLDINGS, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of June 15, 2004, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Bank, N.A.), as Trustee (herein called the “Trustee”, which term includes any successor trustee), as amended and supplemented by Supplemental Indenture No. 1, dated as of June 15, 2004, between the Company and the Trustee (“Supplemental Indenture No. 1”), Supplemental Indenture No. 2, dated as of September 19, 2005, between the Company and the Trustee (the “Supplemental Indenture No. 2”), Supplemental Indenture No. 3, dated as of June 12, 2007, between the Company and the Trustee (“Supplemental Indenture No. 3”), Supplemental Indenture No. 4, dated as of May 22, 2008, between the Company and the Trustee (“Supplemental Indenture No. 4”), Supplemental Indenture No. 5, dated as of December 8, 2009, between the Company and the Trustee (“Supplemental Indenture No. 5”), Supplemental Indenture No. 6, dated as of June 24, 2010, between the Company and the Trustee (“Supplemental Indenture No. 6”), Supplemental Indenture No. 7, dated as of November 22, 2010, between the Company and the Trustee (“Supplemental Indenture No. 7”), Supplemental Indenture No. 8, dated as of March 25, 2011, between the Company and the Trustee (“Supplemental Indenture No. 8”), Supplemental Indenture No. 9, dated as of April 1, 2013, between the Company, Genworth Financial, Inc., as Guarantor (the “Guarantor”) and the Trustee (“Supplemental Indenture No. 9”) and Supplemental Indenture No. 10, dated as of August 8, 2013, between the Company, the Guarantor and the Trustee (“Supplemental Indenture No. 10 and together with the Supplemental Indenture No. 1, Supplemental Indenture No. 2, Supplemental Indenture No. 3, Supplemental Indenture No. 4, Supplemental Indenture No. 5, Supplemental Indenture No. 6, Supplemental Indenture No. 7, Supplemental Indenture No. 8, Supplemental Indenture No. 9 and the Base Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $400,000,000.

All terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The Guarantor irrevocably and unconditionally guarantees to the Trustee and the holders of the Notes, on an unsecured and unsubordinated basis, the full and punctual payment of the principal of, premium, if any, and interest on the Notes, and the full and punctual payment of all other amounts payable by the Company under the Indenture in respect of the Notes.

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The Company shall have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part (an “Optional Redemption”), at a redemption price (the “Optional Redemption Price”) equal to the greater of:

(i) 100% of the principal amount plus accrued and unpaid interest to the Redemption Date; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points plus accrued interest on the principal amount being redeemed to the Redemption Date.

The Company will mail notice of such redemption to the registered holders of the Notes of this series to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date. If Notes of this series are only partially redeemed pursuant to the preceding paragraph, the Notes of this series to be redeemed will be selected by the Trustee in such manner as in its sole discretion it shall deem appropriate and fair; provided, that if at the time of redemption the Notes of this series to be redeemed are registered as a Global Note, the Depositary shall determine, in accordance with its procedures, the principal amount of the Notes of this series to be redeemed held by each of its participants that holds a position in such Notes. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the Redemption Date or at such later time as is then permitted by the rules of the Depositary for the related Notes (if then registered as a Global Note) provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. Except as set forth in the preceding paragraphs and in Article 3 of the Supplemental Indenture No. 10, the Company may not redeem the Notes of this series at its option prior to the Maturity Date.

The Notes of this series are not entitled to the benefit of any sinking fund.

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The Indenture contains provisions for defeasance of the obligations of the Company at any time upon compliance by the Company with certain conditions set forth therein, which provisions apply to the Notes of this series.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Notes of each series (each series voting as a class) affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes of a series at the time Outstanding, on behalf of the holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000, except as provided for in Section 2.04 of Supplemental Indenture No. 10. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

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The Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $        . The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee